Exhibit 10.2

December 19, 2018

Union Acquisition Corp.
400 Madison Avenue, Suite 11A
New York, NY 10017

Re:	Side Letter Concerning Warrant Agreement

Ladies and Gentlemen:

This letter agreement (“Agreement”) serves as written confirmation of the agreement between Union Acquisition Corp., a Cayman Islands exempted company (including successors and assigns pursuant to Section 9.1 of the Warrant Agreement, the “Company”), and the undersigned with respect to certain changes to the terms and conditions of the Private Warrants as set forth in that certain warrant agreement dated as of February 27, 2018 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Warrant Agreement.

The parties hereto agree that:

1.

The Private Warrants held by the undersigned and/or their Permitted Transferees may be redeemed, at the option of the Company, at any time during the Exercise Period (so long as there is a current registration statement in effect with respect to the Ordinary Shares underlying the Warrants pursuant to Section 7.4 of the Warrant Agreement), at the office of the Warrant Agent, upon the notice provided pursuant to Section 6.2 of the Warrant Agreement, at the price of $0.01 per Warrant (“Redemption Price”), provided that the last sales price of the Ordinary Shares has been at least $18.00 per share (subject to adjustment in accordance with Section 4 of the Warrant Agreement), on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given;

2.

The Private Warrants held by the undersigned and/or their Permitted Transferees may be exercised on a “cashless basis” in accordance with Section 3.3.1(c) of the Warrant Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 of the Warrant Agreement and prior to the Redemption Date. In the event the Company determines to require all holders of Warrants to exercise their Warrants on a “cashless basis” pursuant to Section 3.3.1(b) of the Warrant Agreement, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Warrants, including the “Fair Market Value” in such case. On and after the Redemption Date, the Record Holder of the Private Warrants shall have no further rights with respect to the Private Warrants except to receive the Redemption Price upon surrender of the Private Warrants; and

3.

In case the Private Warrants are transferred to a Permitted Transferee, it shall be a condition to such transfer (the “Transfer Condition”) that such Permitted Transferee executes and delivers to the Company a joinder agreement to this Agreement in the form attached hereto as Exhibit A, by which such Permitted Transferee shall by bound by the terms and conditions of this Agreement. For the avoidance of doubt, any transfer of the Private Warrants to any Permitted Transferee without meeting the Transfer Condition shall be null and void.

This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof.

This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

[Signatures follow on next page]

Sincerely,

UNION GROUP INTERNATIONAL
HOLDINGS

By:	/s/ Juan Sartori
Name:	Juan Sartori
Title: Chairman

UNION ACQUISITION ASSOCIATES, LLC

By:	/s/ Kyle P. Bransfield
Name:	Kyle P. Bransfield
Title: Managing Member

LADENBURG THALMANN & CO. INC.

By:	/s/ Steven Kaplan
Name:	Steven Kaplan
Title: Head of Capital Markets

Individuals:

/s/ James Manley
James Manley

/s/ William B. Buchanan, Jr.
William B. Buchanan, Jr.

/s/ Patrick A. Sturgeon
Patrick A. Sturgeon

/s/ Joseph LaSala
Joseph LaSala

[Signature Page to Letter Agreement concerning Warrant Agreement]

/s/ Michael D. Fontaine
Michael D. Fontaine

/s/ Graham Powis
Graham Powis

/s/ Scott Katzmann
Scott Katzmann

/s/ Harris Lydon
Harris Lydon

Acknowledged and agreed to as of the date first above written:

UNION ACQUISITION CORP.

By:	/s/ Kyle P. Bransfield
Name:	Kyle P. Bransfield
Title: Chief Executive Officer

[Signature Page to Letter Agreement concerning Warrant Agreement]

Exhibit A

FORM OF JOINDER AGREEMENT

Reference is made to that certain side letter agreement (the “Agreement”), dated as of [     ], 2018, by and among Union Acquisition Corp. and the holders of the Private Warrants party thereto, a copy of which is attached hereto as Annex A. All capitalized terms used but not defined in this Joinder Agreement shall have the meanings accorded to such terms in the Agreement.

[Name of the transferring holder] proposes to transfer [  ] Private Warrants to [name of the Permitted Transferee] (the “Transferee”), subject to the execution of this Joinder Agreement. By executing this Joinder Agreement, the Transferee hereby agrees to be bound by the terms of the Agreement as if he were an original signatory to such Agreement, including but not limited to the Transfer Condition in connection with any transfer of the Private Warrants to a Permitted Transferee, and shall be deemed to be a party thereunder.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first above written.

[Name of the Transferee]

Accepted and agreed as of the above date:
UNION ACQUISITION CORP.

By:
Name:
Title:

Annex A

[Side Letter Agreement]